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                                                                   EXHIBIT 10.23


                         FIRM STORAGE SERVICE AGREEMENT

      THIS AGREEMENT, made and entered into as of this 9 day of September, 1996, by and between VIRGINIA GAS STORAGE COMPANY, a Virginia corporation, hereinafter referred to as "VGSC," and NATURAL GAS UTILITY DISTRICT OF HAWKINS COUNTY, a public utility district of the State of Tennessee, hereinafter referred to as "Hawkins."

                                   WITNESSETH

      WHEREAS, VGSC has undertaken to provide a firm storage service under the Utility Facilities Act of Virginia, in accordance with its Gas Tariff filed with the State Corporation Commission of Virginia ("SCC"), and under part 284 of the Regulations of the Federal Energy Regulatory Commission ("FERC"); and

      WHEREAS, Hawkins has requested storage service on a firm basis pursuant to Rate Schedule FSS in compliance with Section 3 of VGSC's SCC Gas Tariff; and

      WHEREAS, Hawkins agrees to arrange for transportation of quantities of gas in order to deliver and receive gas to and from storage.

      NOW, THEREFORE, the parties hereby agree as follows:

                                   ARTICLE I

                              QUANTITY OF SERVICE

      1.1 Subject to the terms and provisions of this Agreement and the SCC Gas Tariff applicable thereto, Hawkins has the right to maintain an aggregate storage quantity of up to 180,000 dth (the "Maximum Storage Quantity," or "MSQ"). VGSC's obligation to accept gas at the Delivery Points specified on Exhibit A hereto for injection into storage on any day is limited to the Maximum Daily Injection Quantity ("MDIQ") specified on Exhibit A hereto. VGSC, at its sole discretion, may allow injections at rates above the MDIQ on a best efforts, interruptible basis if such injections can be made without adverse effect upon injections of other Customers or to VGSC's operations.

      1.2 VGSC shall redeliver a thermally equivalent quantity of gas to Hawkins at the Delivery Points described on Exhibit A hereto. VGSC's obligation to withdraw gas from storage on any day is limited to the available Maximum Daily Withdrawal Quantity ("MDWQ") specified on Exhibit A hereto. VGSC, at its sole discretion, may allow withdrawals at rates higher than the MDWQ on a best efforts, interruptible basis if such withdrawals can
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be made without adverse effect upon withdrawals of other Customers or to VGSC's operations and such gas is available from Hawkins' Storage Gas Balance.
Hawkins may withdraw during the Withdrawal Period any quantity up to the MDWQ.

                                   ARTICLE II

                             CONDITIONS OF SERVICE

      2.1 Hawkins shall pay VGSC $0.05 per each dth injected and $0.05 per each dth withdrawn. Subject to the provisions of Section 2.3, Hawkins will pay VGSC an annual storage charge ("Annual Storage Charge") which shall be the product of $1.50 multiplied by the Maximum Storage Quantity, which fee shall be payable in twelve (12) equal monthly installments.

      2.2 VGSC shall reimburse Hawkins for any injected gas that cannot be withdrawn for delivery to Hawkins at Inside FERC index for deliveries into Tennessee Gas, Zone 1, plus interruptible transportation on Tennessee Gas and East Tennessee. Any gas not withdrawn at Hawkins' option shall be carried over to the following year's storage balance.

      2.3 On May 1, 1997 and each May 1 thereafter, VGSC shall pro-rate the Annual Storage Charge for the year retroactively and prospectively to reflect any deficiencies in performance in the prior Withdrawal Period as follows:

      Adjusted Annual         Actual MSQ       Actual MDWQ
                              ----------       -------------
      Storage Charge    =     Contract MSQ  X  Contract MDWQ   X $1.50 X 180,000

Hawkins's election to use the storage service at levels below the MSQ and MDWQ shall not be considered deficiencies in performance.

      2.4 Hawkins shall insure that the gas delivered to VGSC at the Delivery Points for injection meets the minimum quality specifications of East Tennessee Natural Gas Company's FERC Tariff. VGSC shall insure that gas delivered to Hawkins at the Delivery Points meets the minimum quality specifications of East Tennessee Natural Gas Company's FERC Tariff.

      2.5 The measurement of quantities for billing purposes, in MMBtu, delivered to or received from VGSC shall be performed by East Tennessee Natural Gas Company.
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                                  ARTICLE III

                                    NOTICES

      3.1 Notices hereunder shall be given to the respective party at the applicable address, telephone number or facsimile machine number stated below, or such other addresses, telephone numbers or facsimile numbers as the parties shall respectively hereafter designate in writing from time to time:

             Virginia Gas Storage Company
             P.O. Box 2407
             120 South Court Street
             Abingdon, Virginia 24210
             Attention: Michael L. Edwards
             Telephone Number: (703) 676-2380, extension 17
             Facsimile Machine Number: (703) 676-0151

             Natural Gas Utility District of Hawkins County
             202 Park Boulevard
             Rogersville, TN 37857
             Attention:  Tommy W. Young
             Telephone Number: (423) 272-8402
             Facsimile Machine Number: (423) 272-4645

                                   ARTICLE IV

                              BILLING AND PAYMENT

      4.1 On or before the fifteenth (15th) day of each calendar month, VGSC shall submit to Hawkins an invoice for services performed during the preceeding month.

      4.2 Hawkins shall pay the amounts invoiced by the twenty-fifth (25th) day of each month in which said invoice IS received by Hawkins or within ten
(10) days of Hawkins' receipt of VGSC's invoice.

      4.3 Should Hawkins fail to pay all of the amount of any invoice as herein provided when such amount is due, Hawkins shall pay a charge for late payment which shall be included by VGSC on the next regular monthly invoice rendered hereunder. Such charge for late payment shall accrue interest at an annual rate equivalent to the then current Chase Manhattan Bank prime interest rate plus two percent (2%), but not to exceed the maximum rate permitted by law. If such failure to pay continues for thirty (30) days after payment is due, VGSC, in addition to any other remedy it may have, may suspend further injections and/or withdrawals of gas for
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Hawkins' account until such amount is paid; provided, however, that if Hawkins, in good faith, disputes the amount of any such invoice or part thereof and pays to VGSC such amounts as Hawkins concedes to be correct, and, at any time thereafter within thirty (30) days of a demand made by VGSC, furnishes a good and sufficient surety bond in an amount and with sureties satisfactory to VGSC conditioned upon the payment of any amounts ultimately found due upon such invoices after a final determination, which may be reached either by agreement or judgement of the courts, as the case may be, then VGSC shall not be entitled to suspend further injections and/or withdrawals of gas unless and until default be made in the conditions on such bond or there is a subsequent default under the conditions of this agreement.

      4.4 In the event any overcharge or undercharge in any form whatsoever shall be found within twenty four (24) months from the date a billing discrepancy occurs, the appropriate party shall refund the amount of overcharge or pay the amount of undercharge within thirty (30) days after the final determination of the amount overcharged or undercharged has been made. Any overcharge or undercharge found after such twenty four (24) months shall be deemed waived by both parties.

      4.5 Both parties hereto shall have the right, at any and all reasonable times, to examine the books and records of the other party to the extent necessary to verify the accuracy of any statement, charge, computation or demand made under or pursuant to this Agreement.

      4.6 It is expressly understood that VGSC retains a landlord's lien against the personal property of Hawkins stored hereunder for the recovery of any and all amounts which may become due and payable under this agreement.

                                   ARTICLE V

                                      TERM

      5.1 Subject to the provisions hereof, this Agreement shall become effective as of the date first written above and shall be in full force and effect for a primary term through April 30, 2006 (the "Termination Date") and shall continue and remain in force and effect for successive terms of one (1) year each hereafter unless and until cancelled by either party giving 180 days written notice to the other party prior to the end of the primary term and any yearly extension thereof.


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                                   ARTICLE VI

                                   INDEMNITY

      6.1 Hawkins shall be deemed to have the exclusive control and possession of the Gas until delivered to VGSC at the Delivery Points and after the Gas is redelivered to Hawkins at the Delivery Points pursuant to Sections
1.1 and 1.2 hereof. VGSC shall be deemed to have the exclusive control and possession of the Gas after it has been delivered to VGSC at the Delivery Points, until such time as the Gas is redelivered to Hawkins at the Delivery Points pursuant to Sections 1.1 and 1.2 hereof.

      6.2 The party in control of the Gas will defend, indemnify and hold the other harmless from and against any and all claims, causes of action or judgements (including attorney's fees and expenses) in any way arising with respect to the Gas while in that party's control, and the other shall not be liable for any part thereof.

                                  ARTICLE VII

                                 FORCE MAJEURE

      7.1 Subject to THE provisions of this Article VII, no party shall be liable to the other party for the failure to perform in conformity with this Agreement to the extent such failure results from an event of Force Majeure which is beyond the reasonable control of the party affected thereby, which wholly or partially prevents the supply, transportation, sale, delivery, injection, storage, withdrawal or redelivery of Gas.

      7.2 Events of Force Majeure shall include, by way of illustration, but not limitation those enumerated in Section 16.2, Original Sheets No. 58 and No. 59 of the Terms and Conditions of VGSC's SCC Gas Tariff.

      7.3 Immediately upon becoming aware of the occurrence of an event of Force Majeure, the party affected shall give notice thereof to the other party, describing such event and stating the specific obligations, the performance of which are, or are expected to be, delayed or prevented, and (either in the original or in supplemental notices) stating the estimated period during which performance may be suspended or reduced, including, to the extent known or ascertainable, the estimated extent of such reduction of performance. Such notice of an event of Force Majeure is to be first given by telephone communication, and then shall be confirmed in writing within five (5) days, giving particulars available to the reporting party, and being supplemented if necessary within twenty (20) days to give full particulars. Not withstanding any other provision in this Agreement, the parties
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mutually agree that should some cause or event, beyond the control of VGSC, make it appear to VGSC that a storage area is losing pressure and may no longer be viable for storage, it may immediately notify Hawkins (by fax, phone or other means) and Hawkins shall immediately start accepting the stored gas in order to drain the storage area and cut down on the potential loss to VGSC, or VGSC may otherwise dispose of such gas and pay Hawkins for the value thereof plus the value of any gas otherwise lost. Thereafter this Agreement shall be considered of no further force and effect unless VGSC can reasonably revitalize and stabilize such storage area to hold gas pressure in which event VGSC shall give the thirty (30) day notice as provided in Section 2.1 and the Agreement shall thereafter continue in full force and effect.

      7.4 The party relying upon an event of Force Majeure shall act prudently and use all reasonable efforts to eliminate the effects of Force Majeure as soon as reasonably practicable, provided that the settlement of strikes and lockouts shall be entirely within the discretion of the party affected.

      7.5 No suspension or reduction of performance by reason of an event of Force Majeure shall invalidate this Agreement, and upon removal of the Force Majeure, performance shall resume in this Agreement as soon as practicable.

                                  ARTICLE VIII

                            OPERATIONAL FLOW ORDERS

      8.1 Hawkins may be subject to certain operational flow orders ("OFO's") issued by VGSC: (a) to alleviate conditions that threaten the integrity of VGSC's system; (b) to maintain pressures necessary for VGSC's operations; (c) to alleviate operational problems arising from overdeliveries or underdeliveries by Hawkins in violation of this Agreement; and (d) to prevent damage to a storage field.

      8.2 Upon the issuance of an OFO, Hawkins must take the actions set forth in the OFO, which may include, but are not limited to, reducing its withdrawals from storage.

                                   ARTICLE IX

                             SUCCESSORS AND ASSIGNS

      9.1 This Agreement shall be binding upon and inure to the benefit of the successors, assigns and legal representatives of the parties hereto.
Either party may freely assign this Agreement to a company with which it is affiliated or which it controls, is controlled by, or is under common control with, or any party succeeding to substantially all the interests of Hawkins or
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VGSC.  All other assignments shall be subject to the prior written consent of the party not assigning, such approval not to be unreasonably withheld. Either party hereto shall have the right to pledge or mortgage its respective rights hereunder for security of its indebtedness without the prior written consent of the other party.

                                   ARTICLE X

                                 MISCELLANEOUS

      10.1 This Agreement constitutes the entire Agreement between the parties and no waiver by VGSC or Hawkins of any default of either party under this Agreement shall operate as a waiver of any subsequent default whether of a like or different character.

      10.2 The laws of the Commonwealth of Virginia shall govern the validity, construction, interpretation, and effect of this Agreement.

      10.3 No modification of or supplement to the terms and provisions hereof shall be or become effective except by execution of a supplementary written agreement between the parties.

      10.4 Exhibit A attached to this Agreement constitutes a part of this Agreement and is incorporated herein.

      10.5 Hawkins may convert any amount of capacity up to its MSQ to a different class of service offered by VGSC anytime after April 1, 1997, subject to capacity availability.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above by the parties' duly authorized officers.

Attest:                     NATURAL GAS UTILITY DISTRICT OF HAWKINS COUNTY

VIVIAN SHORTRIDGE           By:      /s/ TOMMY W. YOUNG
--------------------            -------------------------------------

                            Its:      General Manager
                                 ------------------------------------


Attest:                     VIRGINIA GAS STORAGE COMPANY

/S/ F.A. MERENDINO          By:   /s/ M.L. EDWARDS
--------------------            -------------------------------------

                            Its:        President
                                 ------------------------------------
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                                   EXHIBIT A

      to that certain Gas Storage Agreement dated September 9, 1996 by and between

                 NATURAL GAS UTILITY DISTRICT OF HAWKINS COUNTY
                                      and
                          VIRGINIA GAS STORAGE COMPANY

Delivery Points:

    1. Early Grove receipt/delivery point, Washington County, VA. For injections: ETNG Meter Number 759147; for withdrawals: ETNG Meter Number 759009.
    2. Saltville receipt/delivery point, Smyth County, Virginia. For injections, ETNG Meter Number 759766; for withdrawals, ETNG Meter Number 759777.
    3. Dickenson #2 receipt point, Dickenson County, Virginia for withdrawals only, ETNG Meter Number 759321.

Maximum Daily Injection Quantity, in dth:

990          when Hawkins' Storage Gas Balance is less than one half the MSQ.
810          when Hawkins' Storage Gas Balance is more than one half the MSQ.

Injection Period runs from on or about April 5 of each year to on or about October 26 of each year (the "Summer Period"). Injections may be made from October 27 to April 4 of each year (the "Winter Period") on a best efforts, interruptible basis with the consent of VGSC. Injections may also be made at a higher injection rate than above on a best efforts interruptible basis with the prior consent of VGSC.

Maximum Daily Withdrawal Quantity ("MDWQ"), in dth:

2,000 when Hawkins' Storage Gas Balance is less than or equal to 100 percent of the MSQ, but greater than 25 percent of the MSQ.
1,500 when Hawkins' Storage Gas Balance is less than or equal to 25 percent of the MSQ, but greater than 10 percent of the MSQ.
1,260 when Hawkins' Storage Gas Balance is less than or equal to 10% of the MSQ.

Withdrawal Period runs from November 1 through March 31 of each year. If VGSC can physically deliver an MDWQ of 2,000 Dth/day without harm to storage facilities or without endangering other customers' FSS service, it will deliver 2,000 Dth/day to Hawkins without regard to the above limitations.